Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to incorporation by reference in the registration statement on Form S-3 in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of common stock of PTN Media, Inc. of our report dated April 9, 2001, with respect to the financial statement of PTN Media, Inc. as and for the year ended December 2000, including the consolidated balance sheet of PTN Media, Inc. and subsidiary (a development stage company) as of December 31, 2000, and the related statements of operations, shareholders' equity (deficit), and cash flows for the period ended December 31, 2000 and the period from May 27, 1997 (inception) to December 31, 2000 and to the reference to our firm under the caption "Experts" in this registration statement.


/s/ Stonefield Josephson, Inc.
--------------------------------
    Stonefield Josephson, Inc.
    Certified Public Accountants


Santa Monica, CA
June 29, 2001